Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$161,493,230
Unrealized Gain (Loss) on Market Value of Commodity Futures	(62,373,380)
Dividend Income	64,072
Interest Income	5,854
ETF Transaction Fees	19,000
Total Income (Loss)	$99,208,776

Expenses
General Partner Management Fees	$204,194
Professional Fees	66,025
Brokerage Commissions	48,559
Directors' Fees and insurance	8,309
NYMEX License Fee	5,105
Total Expenses	$332,192
Net Income (Loss)	$98,876,584

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/22	$387,597,240
Additions (3,900,000 Shares)	94,671,381
Withdrawals (5,900,000 Shares)	(141,206,349)
Net Income (Loss)	98,876,584

Net Asset Value End of Month	$439,938,856
Net Asset Value Per Share (17,684,588 Shares)	$24.88

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596